UNIT PURCHASE AGREEMENT

BETWEEN

CANCER THERAPEUTICS, INC.

AND

CERTAIN UNIT HOLDERS

OF

NANO THERAPIES, LLC

UNIT PURCHASE AGREEMENT

This Unit Purchase Agreement (this "Agreement") is entered into as of May 27, 2009, by and between Cancer Therapeutics, Inc., a Delaware corporation ("Buyer"), and certain holders of units (each a “Seller” and collectively, "Sellers") of NanoTherapies, LLC, a Virginia limited liability company (“Nano”), as set forth on the signature page attached hereto.  Buyer and Sellers are referred to collectively herein as the "Parties."

This Agreement contemplates a transaction in which Buyer will purchase from Sellers, and Sellers will sell to Buyer, certain units of Nano in return for a certain number of shares of common stock of the Buyer as more particularly specified herein.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Definitions.

"Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

"Additional Nano Units" means any and all Nano Units that are issued by Nano following the Closing.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Affiliated Group" means any affiliated group within the meaning of 26 U.S.Code §1504(a) or any similar group defined under a similar provision of state, local or foreign law.

"Applicable Rate" means the corporate base rate of interest publicly announced from time to time by Wells Fargo Bank, N.A.

"Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

"Buyer" has the meaning set forth in the preface above.

"Closing" has the meaning set forth in §2(c) below.

"Closing Date" has the meaning set forth in §2(c) below.

"Code" means the Internal Revenue Code of 1986, as amended.

"Confidential Information" means any information concerning the businesses and affairs of Nano that is not already generally available to the public.

“Consideration Shares” has the meaning set forth in §2(c) below.

"Disclosure Schedule" has the meaning set forth in §4 below.

"Financial Statements" has the meaning set forth in §4(g) below.

"Indemnified Party" has the meaning set forth in §8(d) below.

"Indemnifying Party" has the meaning set forth in §8(d) below.

"Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f)  all customer lists, referral lists, sales leads and business development contacts (g) all computer software (including source code, executable code, data, databases, and related documentation), (h) all advertising and promotional materials, (i) all other proprietary rights, and (j) all copies and tangible embodiments thereof (in whatever form or medium).

"Knowledge" means actual knowledge after reasonable investigation.

"Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of Nano, taken as a whole, or on the ability of Sellers to consummate timely the transactions contemplated hereby, including any adverse change, event, development, or effect arising from or relating to (a) general business or economic conditions, including such conditions related to the business of Nano, (b) national or international political or social conditions, including the engagement by the United States or the United Kingdom in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or the United Kingdom, or any of their respective territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States or the United Kingdom, (c) financial, banking, or securities markets (including any suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, American Stock Exchange, London Stock Exchange, the Alternative Investment Market of the London Stock Exchange, or Nasdaq National Market for a period in excess of three hours or any decline of either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 30% measured from the close of business on the date hereof), (d) changes in United States or United Kingdom generally accepted accounting principles, (e) changes in law, rules, regulations, orders, or other binding directives issued by any governmental entity, and (f) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby.

"Nano" has the meaning set forth in the preface above.

"Nano Unit" means any membership unit of Nano.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

"Securities Act" means the United States Securities Act of 1933, as amended.

"Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"Seller" has the meaning set forth in the preface above.

"Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

"Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Third Party Claim" has the meaning set forth in §8(d) below.

2. Purchase and Sale of Nano Units.

(a)   Basic Transaction.  On and subject to the terms and conditions of this Agreement, for the consideration specified in this §2, Buyer agrees to purchase from each Seller, and each Seller agrees to sell to Buyer, the units of Nano set forth opposite such Seller’s name on the signature page attached hereto.

(b) Purchase Price. Buyer agrees to pay to Sellers the following consideration

(i) Shares.  At the Closing, Buyer shall issue to the Sellers an aggregate of Four Million (4,000,000) CTI Shares (the “Consideration Shares”) by delivery of certificates representing the Consideration Shares within thirty (30) days following the Closing Date. The Consideration Shares shall be allocated among Sellers in proportion to the units of Nano exchanged as set forth on the signature page.

(ii) Cash.  The Buyer shall pay the Sellers Five Hundred Thousand Dollars ($500,000) in ten (10) equal monthly installments, commencing sixty (60) days after the Closing.

(c) Anti-dilution.  In the event that Nano issues Additional Nano Units, Buyer shall have the right to retain its 25% ownership of Nano by providing additional consideration pari pasu to Buyer’s unit-holding and in accordance with the terms received by the recipients of the Additional Nano Units.  The consideration to be paid by Buyer shall be the same as that paid by the Recipients of the Additional Nano Units.

(d) Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and the Sellers may mutually determine (the "Closing Date").

(e)   Deliveries at Closing.  At the Closing, (i) Sellers will deliver to Buyer the various certificates, instruments, and documents referred to in §7(a) below, (ii) Buyer will deliver to Sellers the various certificates, instruments, and documents referred to in §7(b) below, and (iii) each Seller will deliver to Buyer certificates representing all of his or its Nano Units, endorsed in blank or accompanied by duly executed assignment documents.

3. Representations and Warranties Concerning Transaction.

(a)   Sellers' Representations and Warranties.  Each Seller represents and warrants to Buyer that the statements contained in this §3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(a)) with respect to himself or itself, except as set forth in Annex I attached hereto.

(i)  Authorization of Transaction. Seller has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Seller.

(ii)  Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which he is bound or to which any of his assets is subject, or (C) result in the imposition or creation of a Lien upon or with respect to the Nano Units.

(iii) Investment. Seller (A) understands that the Consideration Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Consideration Shares solely for his or her own account for investment purposes, and not with a view to the distribution thereof within the United States, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain publicly available information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Consideration Shares, and (E) is an Accredited Investor.

(iv) Nano Units. Seller holds of record and owns beneficially the number of Nano Units set forth next to his or her name in §4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of any ownership interest of Nano (other than this Agreement). Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of units of Nano.

(b)  Buyer's Representations and Warranties. Buyer represents and warrants to Sellers that the statements contained in this §3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(b)), except as set forth in Annex II attached hereto.

(i)  Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(ii)  Authorization of Transaction. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.

(iii)  Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter, bylaws, or other governing documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

(iv)  Investment. Buyer is not acquiring the Nano Units with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

4. Representations and Warranties Concerning Nano.  Sellers represent and warrant to Buyer that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §4), except as set forth in the disclosure schedule delivered by Sellers to Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this §4.

(a)  Organization, Qualification, and Corporate Power. Nano is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation. Nano is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Nano has full company power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. §4(a) of the Disclosure Schedule lists the members of Nano. Sellers have delivered to Buyer correct and complete copies of the Articles of organization, operating agreement, minute books (containing the records of meetings of the members, and any committees of the members, and the membership record books of Nano (as amended to date).

(b)  Capitalization.  The entire authorized capital stock of Nano consists of 1,000 Nano Units, of which 100 Nano Units have been issued and outstanding.   All of the issued and outstanding Nano Units have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the respective Sellers as set forth in §4(b) of the Disclosure  Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Nano to issue, sell, or otherwise cause to become outstanding any of its membership units. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Nano. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Nano.

(c)  Non-contravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Nano is subject or any provision of the charter or operating agreement of Nano  or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Nano is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Nano does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d)  Brokers' Fees. Nano does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(e)  Title to Assets.  Nano has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

(f) Financial Statements.  Attached hereto as Exhibit A are the following financial statements (collectively the "Financial Statements"): (i) unaudited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the interim period ended May 3, 2009 (the "Most Recent Fiscal Month End") for Nano. The Financial Statements (including any notes thereto) present fairly the financial condition and results of operations of Nano.

(g) Undisclosed Liabilities. Nano does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for Liabilities set forth on the face of the Most Recent Balance Sheet (or any notes thereto).

(h)   Legal Compliance. Nano, and its predecessors and Affiliates have materially complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges there under and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

(i) Intellectual Property.

(i) Nano owns and possesses or has the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of Nano as presently conducted. Each item of Intellectual Property owned by Nano immediately prior to the Closing hereunder will be owned or available for use by Nano on identical terms and conditions immediately subsequent to the Closing hereunder. Nano has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

(ii) Nano has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of Sellers and the none of the directors and officers of Nano has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Nano must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of Sellers all members of Nano, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Nano.

(iii) To the Knowledge of any of Sellers based on agreements and understanding with the members of Nano: (A) Nano has not in the past nor will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted; (B) there are no facts that indicate a likelihood of any of the foregoing; and (C) no notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any third party) have been received.

(j) Litigation.  Neither Nano nor, with respect to the business or operations of Nano, any of the Sellers (i) are subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) are a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

(k) Disclosure.  The representations and warranties contained in this §4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this §4 not misleading.

5. Post-Closing Covenants.  In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under §8 below). Sellers acknowledge and agree that from and after the Closing Buyer will be entitled to inspect all documents, books, records (including Tax records), agreements, and financial data of any sort relating to Nano.

6. Remedies for Breaches of This Agreement.

(a) Survival of Representations and Warranties. All of the other representations and warranties of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect until the expiration of any applicable statutes of limitations plus sixty days.

(b) Indemnification Provisions for Buyer's Benefit.

(i) In the event any Seller breaches any of his or her representations, warranties, and covenants contained herein and, provided that Buyer makes a written claim for indemnification against any, then each Seller shall be obligated jointly and severally to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer (including any Adverse Consequences Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that Sellers shall not have any obligation to indemnify Buyer from and against any Adverse

Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of Sellers until Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $20,000 aggregate threshold.

        (ii) In the event any Seller breaches any of his or her covenants in §2(a) above or any of his or her representations and warranties in §3(a) above, and provided that Buyer makes a written claim for indemnification against such a Seller pursuant to §8(i) below within the survival period, then such Seller shall indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer resulting from arising out of, relating to, in the nature of, or caused by the breach.

(c) Indemnification Provisions for Sellers' Benefit.  In the event Buyer breaches  any of its representations, warranties, and covenants contained herein and, provided that any Seller makes a written claim for indemnification against Buyer, then Buyer shall indemnify each Seller from and against the entirety of any Adverse Consequences suffered resulting from, arising out of, relating to, in the nature of, or caused by the breach provided however, provided however that Buyers shall not have any obligation to indemnify Sellers from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of Buyers contained herein until Seller has suffered Adverse Consequences by reason of all such breaches in excess of a $20,000 aggregate threshold.

(d) Matters Involving Third Parties.

(i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this §6, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with §6(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the

Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv) In the event any of the conditions in §6(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this §6.

(e) Other Indemnification Provisions.  The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have with respect to Nano or the transactions contemplated by this Agreement. Each Seller hereby agrees that he, she, or it will not make any claim for indemnification against Nano by reason of the fact that he, she, or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

7. Termination.

(a) Termination of Agreement.  Certain of the Parties may terminate this Agreement as provided below:

(i) Buyer and Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii) Buyer may terminate this Agreement by giving written notice to Sellers at any time prior to the Closing (A) in the event any of Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2009, by reason of the failure of any condition precedent; and

(iii) Sellers may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2009, by reason of the failure of any condition precedent.

(b) Effect of Termination. If any Party terminates this Agreement pursuant to §7(a) above, all rights and obligations of the Partieshereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

8. Miscellaneous.

(a) Nature of Sellers' Obligations.

(i) The covenants of each Seller in §2(a) above concerning the sale of his or her Nano Units to Buyer and the representations and warranties of each Seller in §3(a) above concerning the transaction are individual, and not joint and several, obligations. This means that the particular Seller making the representation, warranty, or covenant shall be solely responsible to the extent provided in §6(b)(ii) above for any Adverse Consequences Buyer may suffer as a result of any breach thereof.

(ii) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller shall be responsible to the extent provided in §6(b)(i) and (iii) above for the entirety of any Adverse Consequences Buyer may suffer as a result of any breach thereof.

(b) No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c) Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(d) Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or her rights, interests, or obligations hereunder without the prior written approval of Buyer and Sellers; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

(e) Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(f) Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Tag along rights.  If at any time one or more Sellers propose to sell (“Proposed Sellers”), in one or a series of related transactions, a majority of the outstanding Units (the “Majority Holding”) to any person, the Proposed Sellers shall give written notice (“Proposed Sale Notice”) to the Buyer of such intended sale at least ten business days prior to the date thereof. The Proposed Sale Notice shall set out, to the extent not described in any accompanying documents, the identity of the proposed buyer (“Proposed Buyer”), the purchase price and other terms and conditions of payment, the proposed date of sale (“Proposed Sale Date”) and the number of Units proposed to be purchased by the Proposed Buyer (“Proposed Sale Units”).

Buyer shall be entitled, by written notice given to the Proposed Sellers within five business days of receipt of the Proposed Sale Notice, to be permitted to sell all of its Units to the Proposed Buyer on the same terms and conditions as those set out in the Proposed Sale Notice.  If Buyer is not given the rights accorded to it by the provisions of this clause, the Proposed Sellers shall be restricted from completing their sale and the Company shall be prohibited from registering any transfer intended to carry such sale into effect.

(h) Drag along rights. In the event that Sellers agree to sell a Majority Holding to a Proposed Buyer, then Proposed Sellers shall have the right to require Buyer (“Non-Consenting Members”) to accept an offer from the Proposed Buyer (within 10 days of receipt of such offer) to buy from Non-Consenting Members all (but not some only) of their Units for cash or in exchange for readily marketable securities at the same total price per Unit as is then being sold by Proposed Seller to the Proposed Buyer.  In circumstances where the Proposed Buyer is offering readily marketable securities (either solely or in conjunction with cash) to Proposed Sellers for its Units in accordance with this clause, the Proposed Sellers may require the Proposed Buyer to provide a certificate in writing issued by a firm of independent accountants qualified to act as auditors certifying that the value attributed to such readily marketable securities offered in consideration for Non-Consenting Member’s Units in the subject company has a fair value attributed to them.

(i) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or  registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Sellers:

Nano Therapies, LLC
44081 Pipeline Plaza
Suite #320
Ashburn, VA 20147

If to Buyer:
Cancer Therapeutics, Inc.
Attn:  Chief Executive Officer
10757 So. River Front Pkwy, Suite 125
South Jordan, Utah 84095
Telefax: (801) 816-2599

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(j) Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of  Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

(k) Amendments and Waivers.  No

amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

(l) Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(m) Expenses.  Each of Buyers, Sellers, and Nano will bear his, her, or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(n) Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated there under, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

(o) Incorporation of Exhibits.  The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

(p) Specific Performance.  Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity.

(q) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in §8(i) above. Nothing in this §8(q), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

* * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

“Buyer”	“Sellers”
CANCER THERAPEUTICS, INC.	(see attached signature page)

Chene Gardner, CEO

SELLER’S SIGNATURE PAGE
TO UNIT PURCHASE AGREEMENT
WITH CANCER THERAPEUTICS, INC.

Keystone Nano, Inc.
Number of Units Held Prior to Closing

BY:
Managing Member

Montenegro, LLC	Number of Units Held Prior to Closing

BY:
Managing Member